UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Definitive Material Agreement

On January 27, 2020, PHH Mortgage Corporation (“PMC”), a wholly-owned subsidiary of Ocwen Financial Corporation (“Ocwen”), entered into a Joinder and Second Amendment Agreement (the “Amendment”) among PMC (as successor by merger to Ocwen Loan Servicing, LLC), as borrower, Ocwen and PHH Corporation, as guarantors, the financial institutions party thereto, as lenders, and Barclays Bank PLC, as Administrative Agent. The Amendment amends the Amended and Restated Senior Secured Term Loan Facility Agreement dated as of December 5, 2016, as amended by a Joinder and Amendment Agreement dated as of March 18, 2019 (as so amended, the “SSTL”). The Amendment provides for a net prepayment of $126.1 million of the outstanding loan amounts as of December 31, 2019 such that the facility has a maximum size and total initial outstanding amount of $200 million. The Amendment also (i) extends the maturity of the remaining outstanding loans under the SSTL to May 15, 2022, (ii) provides that the loans under the SSTL will bear interest at the one, two, three or six month Eurodollar Rate or the Base Rate (as defined in the SSTL), at PMC’s option, plus a margin of 6.00% per annum for Eurodollar Rate loans or 5.00% per annum for Base Rate loans (increasing to a margin of 6.50% per annum for Eurodollar Rate loans or 5.50% per annum for Base Rate loans on January 27, 2021) and (iii) provides for a prepayment premium of 2.00% until January 27, 2022. The loans under the SSTL are subject to quarterly amortization payments of $5 million.

The SSTL also contains financial covenants that require Ocwen to (a) maintain a loan-to-value ratio (i.e., the ratio of total outstanding loans under the SSTL to certain collateral and other assets) as of the last day of each fiscal quarter of not less than 40%; (b) maintain unrestricted cash of not less than $125 million as of the last day of each fiscal quarter and (c) maintain an unencumbered coverage ratio (i.e., the ratio of unrestricted cash and certain first priority perfected collateral to total outstanding loans under the SSTL) as of the last day of any fiscal quarter ending on or before December 31, 2020 of not less than 2:1 and thereafter, not less than 2.25:1.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 27, 2020, Ocwen issued a press release announcing the closing of the Amendment described in Item 1.01 above. The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01 and the information in the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1†	Joinder and Second Amendment Agreement, dated as of January 27, 2020, to the Amended and Restated Senior Secured Term Loan Facility Agreement

99.1	Press Release of Ocwen Financial Corporation dated January 27, 2020

† Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 27, 2020	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer